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                                                        EXECUTION COPY











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                    STOCKHOLDERS' VOTING AGREEMENT

                             by and among

              LAZARD FRERES REAL ESTATE INVESTORS L.L.C.

                                  and

                    PROMETHEUS ASSISTED LIVING LLC

                                  and

                    the STOCKHOLDERS listed herein


                              dated as of

                            July 14, 1997




           ------------------------------------------------


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                         STOCKHOLDERS' VOTING AGREEMENT made this 14
                    day of July, 1997, between certain holders of the shares of outstanding voting Common Stock, no par value per share ("Common Stock"), of the Company (as defined below) set forth on the signature page hereof (each, a "Stockholder" and, collectively, the "Stockholders"), and Lazard Freres Real Estate Investors L.L.C., a New York limited liability company ("LFREI"), and Prometheus Assisted Living LLC, a Delaware limited liability company (the "Investor").


                            R E C I T A L S

     A. Concurrently with the execution of this Agreement, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of July 14, 1997, among ARV Assisted Living, Inc., a California corporation (the "Company"), LFREI and the Investor, the parties thereto agreed to a series of transactions, including the sale to certain of the Investors of certain shares of the Company's Common Stock (all such transactions between the Company, LFREI and the Investor are hereinafter collectively referred to as the "Transactions").

     B. As a condition to the Stock Purchase Agreement, the Company, the Investor and LFREI entered into a Stockholders Agreement dated as of July 14, 1997, providing for certain rights and restrictions with respect to the investment in the Company by LFREI and the Investor.

     C. As an additional inducement to LFREI and the Investor to enter into the Transactions, each of the Stockholders have agreed to vote in favor of the Transactions on the terms set forth below.

                           A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Voting of Shares. During the term of this Agreement for so long as such Stockholder shall be the owner of any Shares (as hereinafter defined), each of the Stockholders covenants and agrees with each other Stockholder, LFREI and the Investor, to vote (which term shall include taking action without a meeting by written consent) such number of Shares that may be voted by such Stockholder in favor of (i) the Transactions and (ii) the election of Directors of the Company (a) nominated by the Nominating Committee of the Board and (b) the Investor Nominees, each as provided in Section 2.1 of the Stockholders Agreement.

     2. Shares. The term "Shares" as used herein shall mean any and all shares of capital stock of the Company (including Common Stock) which carry voting rights (including any voting rights which arise by reason of default) now owned or


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subsequently acquired by a Stockholder through purchase, gift, stock splits, stock dividends and exercise of stock options.

     3. Termination. This Agreement shall terminate concurrently with the termination of the Stockholders Agreement. Each Stockholder hereby agrees not to sell, transfer or otherwise dispose of any of its Shares until the earlier of (A) the date on which the Investor Nominees (as defined in the Stockholders Agreement) first become members of the Board of Directors of the Company or (B) if the Stockholder Approval (as defined in the Stock Purchase Agreement) vote fails or does not occur by December 31, 1997, the earlier of the date of the stockholder meeting at which the Stockholder Approval failed or December 31, 1997; provided, a sale, transfer or other disposition pursuant to a margin loan shall not be deemed to violate the foregoing so long as, in the case of margin loans made after the date hereof, the principal amount of any such loan and all other outstanding margin loans secured by Shares shall not exceed 40% of the aggregate value of the Shares pledged to secure such loans (with all such Shares valued at $11 per Share).

     4. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked prior to termination in accordance with Section 3, except by written consent of the Investors, the Company and the Stockholders owning a majority of the Shares.

     5. General.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to any principles of conflicts of law.

          (b) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or three days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assigns at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Stockholders: ATTN:  [Stockholder Name]
                             c/o ARV Assisted Living, Inc.
                             245 Fischer Avenue
                             Costa Mesa, CA  92626
                             Attention: Gary L. Davidson
                                        Sheila Muldoon
                             Telecopy:  (714) 759-9283


     with a copy to:         Latham & Watkins
                             650 Town Center Drive
                             20th Floor
                             Costa Mesa, CA 92626
                             Attention: William J. Cernius
                             Telecopy: (714) 755-8290



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     If to the Investors:    Prometheus Assisted Living LLC
                             c/o Lazard Freres Real Estate Investors L.L.C. 60 Rockefeller Plaza, 63rd Floor
                             New York, NY  10020
                             Attention:  Robert Freeman, Murry Gunty
                                         and Klaus Kretschmann
                             Telecopy:  (212) 332-5980


     with a copy to:         Cravath, Swaine & Moore
                             825 Eighth Avenue
                             New York, New York 10019
                             Attention:  Kevin Grehan, Esq.

          (c) Entire Agreement. This Agreement contains the entire understanding among the parties hereto and supersedes any prior understandings and agreements, either oral or written, between or among the parties hereto relating to the subject matter hereof.

          (d) Equitable Remedies. In addition to legal remedies, in recognition of the fact that remedies at law may not be sufficient, the parties (and their permitted successors and assigns) shall be entitled to equitable remedies for breaches or defaults hereunder, including, without limitation, specific performance and injunction.

          (e) Amendment. No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by the Investors, the Company and Stockholders owning a majority of the Shares.

          (f) Binding Agreement; Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and legal representatives; provided, however, that the rights and obligations of the Investors under this Agreement shall not be assigned to any party other than: (i) to an affiliate of the Investors or to any entity with which the Investors merges or combines; or (ii) with the consent of the Stockholders owning a majority of the Shares.

          (g) Counterparts. This Agreement may be executed in several counterparts, and as so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not a signatory to the original or the same counterparts.

          (h) No Waiver; Cumulative Remedies. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall, except to the extent expressly provided herein, operate as a waiver hereof; nor shall any single or partial exercise of any right, power or remedy preclude any other future exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          (i) Severability. The provisions of this Agreement are severable, and if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in



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any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          (j) By its execution and delivery of this Agreement, each Stockholder represents and warrants to the Investors that it owns 100% of the Shares set forth opposite its name on the signature page hereof.


          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.



                                /s/ Gary L. Davidson
                                ----------------------------
                                 Gary L. Davidson

         593,029                DAVIDSON FAMILY PARTNERSHIP

                                      /s/ Gary L. Davidson
                                   by ----------------------

                                      Name:  Gary L. Davidson
                                      Title: Partner


         343,102                GARY L. DAVIDSON FUNDED REVOCABLE
                                LIVING TRUST

                                      /s/ Gary L. Davidson
                                   by ----------------------

                                      Name:  Gary L. Davidson
                                      Title: Trustee


           750                   /s/ John A. Booty
                                 ---------------------------
                                 John A. Booty


         107,773                BOOTY-JONES FAMILY PARTNERSHIP

                                  by /s/ John A. Booty
                                     -----------------------
                                     Name:  John A. Booty
                                     Title: Managing Partner


         418,028                BOOTY FAMILY TRUST

                                   by /s/ John A. Booty
                                      ----------------------
                                     Name:  John A. Booty
                                     Title:

         69,500                 KAREN A. BOOTY CHARITABLE
                                REMAINDER TRUST

                                   by /s/ John A. Booty
                                      -----------------------
                                     Name:  John A. Booty
                                     Title: Trustee


         69,500                 JOHN A. BOOTY CHARITABLE REMAINDER
                                UNITRUST

                                   by /s/ John A. Booty
                                      -----------------------
                                     Name:  John A. Booty
                                     Title: Trustee


                                /s/ David P. Collins
                                ------------------------------
                                David P. Collins



         98,678                 D&V COLLINS FAMILY LIMITED
                                PARTNERSHIP

                                    by /s/ David P. Collins
                                       -----------------------
                                     Name:  David P. Collins
                                     Title: Settlor-trustee

                                    by /s/ Victoria F. Collins
                                       -----------------------
                                     Name:  Victoria F. Collins
                                     Title: Settlor-trustee


         408,591                COLLINS FAMILY COMMUNITY PROPERTY
                                TRUST



                                    by /s/ David P. Collins
                                       -----------------------
                                     Name:  David P. Collins
                                     Title: Settlor-trustee

                                    by /s/ Victoria F. Collins
                                       -----------------------
                                     Name:  Victoria F. Collins
                                     Title: Settlor-trustee

         11,978                 DAVID P. COLLINS ANNUITY TRUST

                                    by /s/ David P. Collins
                                       -----------------------
                                     Name:  David P. Collins
                                     Title: Settlor-trustee



         263,758                /s/ Graham P. Espley-Jones
                                ------------------------------
                                Graham P. Espley-Jones



                                LAZARD FRERES REAL ESTATE INVESTORS
                                L.L.C.

                                    by /s/ Robert R. Freeman
                                       ------------------------
                                      Name:  Robert R. Freeman
                                      Title: President


                                PROMETHEUS ASSISTED LIVING LLC

                                   by Lazard Freres Real Estate
                                      Investors L.L.C.

                                    by /s/ Robert R. Freeman
                                       ------------------------
                                      Name:  Robert R. Freeman
                                      Title: President